As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5266334
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

(410) 762-0800

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Robert A. Berman

Chief Executive Officer, Executive Chairman, and Director

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

(410) 762-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Claud v.S. Eley, Esq.

Crowell & Moring LLP

1001 Pennsylvania Ave NW

Washington, DC 20004

(202) 624-2885

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per security (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	2,186,931	$12.41	$27,139,813.71	$2,515.86

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any share splits, share dividends or similar transactions.

(2)

With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of the registrant’s common stock on October 25, 2021, a date within five business days prior to the filing of this registration statement, on The Nasdaq Capital Market, which was $12.41.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2021

PRELIMINARY PROSPECTUS

REKOR SYSTEMS, INC.

2,186,931 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 2,186,931 shares (the “Resale Shares”) of our common stock, par value $0.0001 per share, by the selling stockholders named herein.

We issued the Resale Shares to the selling stockholders on August 18, 2021, as a portion of the purchase price consideration under that certain Share Purchase Agreement, dated as of August 6, 2021 (the “Purchase Agreement”), by and among us, Waycare Technologies Ltd (“Waycare”), the securityholders of Waycare listed on Exhibit A to the Purchase Agreement (the “Sellers”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Sellers, pursuant to which we acquired 100% of the issued and outstanding equity interests of Waycare, resulting in Waycare becoming our wholly-owned subsidiary (the “Waycare Acquisition”). We are registering the Resale Shares on behalf of the selling stockholders pursuant to the Purchase Agreement.

We will pay the expenses of registering the Resale Shares, however we will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders.

The selling stockholders identified in this prospectus may offer the Resale Shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Resale Shares on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their Resale Shares under this registration statement or at any time in the near future. We cannot predict when, or in what amounts, the selling stockholders may sell any of the Resale Shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” beginning on page 10 of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND PURCHASING ANY OF THE RESALE SHARES OFFERED BY THIS PROSPECTUS.

Our common stock is listed on The Nasdaq Capital Market under the symbol “REKR.” On October 28, 2021 the last reported sale price of our common stock on The Nasdaq Capital Market was $12.84 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in the common stock offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus or prospectus supplement or any sale of the Resale Shares. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside of the United States.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

When we refer to “Rekor,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Rekor Systems, Inc., a Delaware corporation, and its consolidated subsidiaries unless otherwise specified.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Rekor Systems, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

Our mission is to provide intelligent infrastructure and insights that build safer, smarter, and more efficient cities around the world. We are a leader in the emerging market to provide support services for intelligent roadways and other intelligent infrastructure, and have developed a suite of products and services using artificial intelligence (“AI”) and other recent technological advances to provide innovative solutions. With a global footprint across 65 countries, we provide actionable and real-time insights to commercial clients, as well as government entities.

Our vision is to use AI and other advanced technologies to provide innovations that improve the lives, safety and well-being of people. Our capabilities appeal to businesses and governmental entities in solving a wide variety of real-world mobility and infrastructure-related operational challenges. Using recent advances in data collection, analysis and transmission, the Company generates useable solutions that assist in the creation and operation of smart cities and intelligent roadways. Our suite of solutions has applications in the field of safety and incident management, traffic operations, infrastructure design and maintenance, sustainability and green initiatives, and socioeconomic and demographic mobility. Our products and services use our insights to contribute to building safer, environmentally friendly cities and roadways that can operate more efficiently and sustainably. We improve the commute of motorists by reducing congestion and optimizing traffic flow. We track traffic flow, pattern, volume, weight in motion and vehicle classification to aid in the engineering and planning of modern infrastructures. Our solutions allow decision makers to measure and reduce the impact of greenhouse gas emissions and vehicle air pollution on communities. Customers currently use our products or services in applications that include public safety, transportation, parking, security, customer experience, operational efficiency and logistics. We create safer communities by providing government agencies with the technology they need to effectively protect and serve their citizens and provide businesses with solutions to improve customer experience, enhance revenue, reduce operating costs and drive operational efficiency.

We aggregate data using mobile and mounted optical sensors with on-device (“edge”) processing, as well as through acquisition of data feeds from third party vendors. Our tech stack, with its open architecture, allows seamless integration with any Internet Protocol optical device, reducing our clients’ need to invest in legacy system upgrades. Our proprietary systems use edge processing to capture, store, and process the data close to the source. This makes cost effective real-time monitoring possible by reducing the bandwidth needed to transmit information for analysis, setting us apart from other data aggregators. We use artificial intelligence and machine learning to process the large amounts of information we capture and provide tailored solutions to our clients. Data incorporated into our roadway intelligence platform passes through our sophisticated and proprietary personally identifiable information (“PII”) filter that deidentifies the data in an irreversible way, so that our proprietary algorithms can be applied in full compliance with the security and privacy requirements of each end user.

Rekor One™ is our single source platform for roadway intelligence. Our platform was built to allow us to create custom applications for an array    of use cases. For traffic and infrastructure, the analytics can be used for engineering and planning studies, measuring of vehicle flow and patterns, and    for the studying of vehicle weights and classifications. Safety and incident management is another core pillar, as one can access live streams of video, track traffic congestion, receive wrong way and incident alerts, and detect unsafe speeds or hazardous elements. Additionally, we provide support for sustainability and green initiatives by allowing users to count electric vehicles based on frequency for charging station planning, compare electric vehicle density vs. total traffic, analyze United States Environmental Protection Agency (“EPA”) air pollution, smog, and other emissions, and track electric vehicle geographic traffic flow. We seek to deliver insights through an expanding software portfolio that not only addresses the challenges our customers are currently facing but also empower them to effectively deal with evolving new challenges. Rekor One™’s industry leading features allow users to observe security and privacy protocols that are customized to the needs and requirements of each end-user department or agency. This facilitates high level compliance with the latest advances in privacy and information security requirements.

Currently, our vehicle recognition software has the capability to analyze multi-spectral images and video streams and concurrently extract license plate data by state or province from approximately 80 countries, together with the vehicle’s make, model, color, body type and direction of travel. When combined with speed-optimized code, parallel processing capability and best-in-class hardware accessories, such as optical sensors and communications modules, the software captures license plate data and vehicle characteristics at extremely high vehicle speeds with a high degree of accuracy. Our software can effectively operate in unusually difficult conditions, such as low lighting, poor weather, extreme camera viewing angles, and obstructions.

We seek to address issues of aging infrastructure, increasing traffic congestion, and depleting natural resources, by providing customers with the ability to collect, analyze and communicate actionable roadway and community intelligence in an accurate, real-time, and cost-effective manner. We provide actionable and differentiated answers on a single platform that is built to serve multiple missions. With the ability to generate more accurate results with less expensive hardware than legacy systems, we have changed the dynamics of the existing market, enabling the creation of increasingly robust data networks at lower cost. We specialize in using artificial intelligence to develop custom-built analytical solutions for an array of client needs.

Our operations are conducted by our wholly-owned subsidiaries, Rekor Recognition Systems, Inc. (“Rekor Recognition”) and Waycare Technologies Ltd. (“Waycare). In connection with the development of several new public safety products, we acquired substantially all the assets of OpenALPR Technology, Inc. in March 2019. This acquisition (the “OpenALPR Technology Acquisition”) transferred vehicle recognition software and associated licenses and proprietary rights to OpenALPR Software Solutions, LLC (“OpenALPR”), a new wholly-owned subsidiary of Rekor Recognition. Since the Open ALPR Technology Acquisition, our engineering teams have worked continuously to expand and refine the Open ALPR platform. In October 2020, we announced the launch of Rekor One™, an advanced platform that serves as a unifying source of roadway intelligence for multiple government agencies across cities, counties and states. The Rekor One™ platform supports multiple community safety, intelligent roadway and revenue generation activities that can benefit from the use of our advanced vehicle recognition software.

Acquisition of Waycare

On August 18, 2021, we acquired all of the outstanding equity interests of Waycare pursuant to the Purchase Agreement. As a result of the transaction, Waycare is our wholly-owned subsidiary. Waycare uses AI to aggregate and process data from various sources to help government agencies with crash prediction and congestion detection, as well as incident management and identification. Waycare’s solution builds a more complete picture of the road by collating data from transportation agencies’ existing infrastructure and synthesizing it with additional data from connected car platforms, construction projects, fleet management programs, weather services, and public transit. AI algorithms ingest and process this information to produce actionable insights and predictions. The Waycare acquisition significantly grows our footprint, providing immediate opportunities to cross-sell products and services as well as accelerate access to new markets. Waycare’s AI platform is complementary to our platform and is being integrated into the Rekor One™ platform to broaden our suite of solutions for safety and incident management. Consequently, the Waycare acquisition has increased the scale and breadth of our intelligent infrastructure platform.

The aggregate purchase price for all of the outstanding equity interests of Waycare was approximately $61 million, less the amount of Waycare’s debt and certain transaction expenses and subject to a customary working capital adjustment. The purchase price is comprised of approximately $40.7 million in cash and 2.8 million shares of our common stock, based on a volume weighted average trading price of our common stock over a five consecutive trading day period prior to the date of the Purchase Agreement, which was $7.286 (the “Per Share Consideration”). Additionally, we have reserved for Waycare’s continuing employees an aggregate of 686,248 restricted stock units, to be issued pursuant to the terms of our 2017 Equity Award Plan, which amount represents $5 million in value based on the Per Share Consideration (the “Waycare Continuing Employee RSU Pool”). The restricted stock units in the Waycare Continuing Employee RSU Pool will be subject to customary vesting schedules and are intended to incentivize the continued performance of Waycare’s employees.

Business Strategy

Since 2019, we have been focusing on developing and marketing products and services with vehicle recognition features powered by our AI based technology. We have concentrated on developing our footprint across different markets and have focused both on improving our product and service offerings and our ability to penetrate these markets. Current customers are using these products and services for: (a) toll collection, (b) traffic analysis, (c) incident prediction and response, (d) school, traffic and other public safety applications, (e) parking management, (f) perimeter management and (g) vehicle tracking, logistics and warehouse operations. Our efforts to further penetrate these markets have included strategic partnership with major market participants, the establishment of reseller programs for smaller businesses and the implementation of an eCommerce platform that supports frictionless direct sales to customers via the Internet.

Since the OpenALPR Technology Acquisition, we have developed a broad range of vehicle recognition product and service lines, starting with public safety, parking operations and toll collection and expanding into criminal justice information sharing, roadway compliance program operations, auto wash and service, quick service restaurants and drive-in retail. We shifted from a perpetual licensing model to a subscription- based model, refined and rebranded our software to highlight products such as Rekor Scout™ and Rekor CarCheck™ and released several packaged hardware products with preloaded versions of our vehicle recognition engine. We have also launched a robust eCommerce portal on the OpenALPR.com site, enabling customers to conveniently purchase Rekor Scout and Rekor CarCheck with just a credit card and a click. This allows owners to immediately enhance their business operations while reducing the operating cost for Rekor.

The ability of our technology to bring enhanced capabilities to existing hardware systems, as well as the inclusion of cross-program interfaces that allow real-time data analysis from a variety of sources, has created new opportunities for the use of vehicle recognition systems. Our recently announced Rekor One™ platform and Rekor Go app have been designed to support these new uses by taking full advantage of the latest advances in data processing and digital communications. These efforts are already producing promising results in connection with our retention by the State of Oklahoma in its program to identify uninsured motor vehicles, our pilot program with the North Dakota state parks system and our selection by MasterCard as a partner in its AI Powered Drive Through Platform. Our August 2021 acquisition of Waycare further enhances the Rekor One™ platform. We expect to continue to find new opportunities to provide unified, multi-mission support for governmental programs and to integrate our products and services into quick service drive through operations and retail customer loyalty programs.

Corporate Information

Rekor Systems, Inc. (formerly Novume Solutions, Inc.) was formed in February 2017 to effectuate the mergers of, and become a holding company for KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”). On April 26, 2019, we changed our name from Novume Solutions, Inc. to Rekor Systems, Inc. Our principal executive office (and mailing address) is located at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, and our telephone number is (410) 762-0800.

Our corporate website is http://www.rekor.ai. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement, or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

Risks Related to this Offering

A sale of a substantial number of shares of common stock by the selling stockholders could cause the price of our common stock to decline.

The Resale Shares represent a large number of shares of our common stock, and, following the effectiveness of the registration statement of which this prospectus forms a part and the issuance of the Resale Shares to the Sellers (or their permitted designees), such 1,618,650 Resale Shares registered hereunder may be resold in the public market immediately without restriction. The remaining 568,281 Resale Shares registered hereunder are currently restricted as a result of a lock-up agreement, but will be freely tradeable 180 days after August 18, 2021, the closing date of the Waycare Acquisition. The Resale Shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act    and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, and June 30, 2021, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus, or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date    of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders.

The selling stockholders will receive all of the net proceeds from the sale of the Resale Shares under this prospectus. The selling stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the selling stockholders for accounting, tax, and legal services and any other expenses incurred by the selling stockholders in disposing of the Resale Shares, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in connection with the registration of the Resale Shares covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus relates to the offering of up to 2,186,931 shares of our common stock held by the selling stockholders named herein pursuant to the Purchase Agreement in connection with the Waycare Acquisition in August 2021, referred to herein as the Resale Shares. The Resale Shares were issued to the former equity holders (or their permitted designees) of Waycare without registration under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Certain Information Concerning the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the selling stockholders or known to us, the names of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholders before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise set forth herein, none of the selling stockholders are a broker-dealer or an affiliate of a broker-dealer.

The total number of Resale Shares saleable pursuant to this prospectus is 2,186,931. For purposes of calculating the number of Resale Shares saleable pursuant to this prospectus, we have assumed that all of the Resale Shares issuable to the selling stockholders covered by this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. However, because the selling stockholders can offer all, some, or none of their Resale Shares, no definitive estimate can be given as to the number of Resale Shares that the selling stockholders will ultimately offer or sell under this prospectus or the number of Resale Shares that will be held by the selling stockholders upon termination of this offering.

	Beneficial Ownership of Common Stock Prior to the Offering				Common Stock Saleable Pursuant to this Prospectus		Beneficial Ownership of Common Stock After the Offering (1)
Name of Selling Stockholder	Number of Shares		Percent of Class(2)				Number of Shares		Percent of Class (2)
Shai Suzan	201,965		*	%	201,965		—		—%
Idan Hahn	107,843		*	%	107,843		—		—%
Noam Maital	726,694		1.7%		568,281		158,413	(4)	* %
Odd Origins, LLC	5,488		*	%	5,488		—		—%
SeedInvest Holdings, LLC	29,026		*	%	29,026		—		—%
UpWest Lab Fund III L.P.	192,471		*	%	192,471		—		—%
Zymestic Solutions S.R.O.	52,650		*	%	52,650		—		—%
JHRE ENERGY LIMITED	52,650		*	%	52,650		—		—%
SI Selection Fund I L.P.	49,806		*	%	49,806		—		—%
FEV Future Energy Ventures Israel Ltd.	139,038		*	%	139,038		—		—%
Spider Capital Partners I, L.P.	117,108		*	%	117,108		—		—%
Goldbell Investments Holdings Pte Ltd.	86,694		*	%	86,694		—		—%
SJF Ventures IV, LP	462,617		1.1%		462,617		—		—%
SJF Ventures IVA, LP	31,227		*	%	31,227		—		—%
Next Gear Venture Partneres L.P.	82,307		*	%	82,307		—		—%
Silicon Valley Bank	6,011		*	%	6,011		—		—%
Marissa Cooper	291		*	%	291		—		—%
Eyal Buzin (3)	1,458	(3)	*	%	1,458	(3)	—		—%
TOTAL	2,345,344		5.3%		2,186,931	(1)	158,413	(4)	* %

*	Less than 1%.
(1)

The total number of shares of our common stock saleable pursuant to this prospectus is 2,186,931. For purposes of this table, we have assumed that all of the Resale Shares issuable to the selling stockholders covered by this prospectus will be sold and that the selling stockholders will not acquire any additional shares of common stock before the completion of this offering. However, as the selling stockholders can offer all, some, or none of their Resale Shares, no definitive estimate can be given as to the number of Resale Shares that the selling stockholders will ultimately offer or sell under this prospectus and the number of Resale Shares that will be held by the selling stockholders upon the termination of this offering.

(2)	Calculated based on 43,977,218 shares to be issued and outstanding as of October 20, 2021.
(3)	Held in the name of ESOP Management & Trust Services Ltd. for the benefit of Eyal Buzin.
(4)	Beneficial ownership after the Offering represents restricted stock granted under Mr. Maital’s employment agreement with Rekor.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

As of October 20, 2021, there were 43,977,218 shares of common stock issued and outstanding, held by approximately 54 registered holders of record, excluding stockholders for whom shares are held in “nominee” or “street name”. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock and there are no shares of preferred stock currently issued and outstanding.

Our Board of Directors previously designated 505,000 shares of our authorized Preferred Stock as Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) and 240,861 shares of our authorized Preferred Stock as Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”). In connection with the closing of a public offering on February 9, 2021, all of the Company’s issued and outstanding Series A Preferred Stock and Series B Preferred Stock was converted, pursuant to their respective terms, into an aggregate of 1,416,785 shares of the Company’s common stock. As a result, no shares of Series A Preferred Stock and Series B Preferred Stock remain issued and outstanding.

Outstanding Public Warrants

The Company has warrants outstanding that are exercisable into a total of 694,389 shares of common stock as of October 20, 2021.

Outstanding Options, Restricted Stock Units, and Other Equity Awards

The Company has 43,977,218 shares of our common stock that are subject to outstanding options, restricted stock units and equity incentive warrants as of October 20, 2021.

Anti-Takeover Provisions

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation, as Amended, and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation, as amended, and Bylaws, including:

•	the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

•

the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

•	the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “REKR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC a subsidiary of Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the resale of the Resale Shares on behalf of the selling stockholders pursuant to the terms of the Purchase Agreement we entered into in connection with the Waycare Acquisition, which agreement is incorporated herein by reference.

Any or all of the selling stockholders may offer the Resale Shares from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all of the Resale Shares they are permitted to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The term “selling stockholders” also includes persons who obtain the Resale Shares from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The selling stockholders may sell the Resale Shares offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of the Resale Shares by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may include block transactions):

•	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

•	disposition in the over-the-counter markets;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	disposition in one or more underwritten offerings in a best-efforts basis or firm commitment basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

We do not know of specific arrangements by the selling stockholders for the sale of their Resale Shares. The aggregate proceeds to the selling stockholders from any sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of the Resale Shares to be made directly or through agents. We will not receive any of the proceeds from any such sale.

The selling stockholders and any broker-dealers or agents that participate in the sale of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify selling stockholders against certain liabilities arising under the Securities Act from sales of the Resale Shares. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of the Resale Shares against liabilities arising under the Securities Act from sales of the Resale Shares.

Under the Purchase Agreement, we agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of (i) February 18, 2024, as prolonged and extended by any suspension period or (ii) the date on which all shares of the Resale Shares covered by the registration statement are sold.

We have agreed to pay certain expenses incurred in connection with the registration and sale of the Resale Shares covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq and state blue sky registration and filing fees), printing expenses, and the fees and disbursements of our outside counsel and independent accountants, but excluding underwriting discounts and commissions.

LEGAL MATTERS

The validity of the Resale Shares to be offered under this prospectus will be passed upon by Crowell & Moring LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements of Rekor Systems, Inc. as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus and registration statement of which this prospectus is a part have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Waycare Technologies Ltd. as of and for the year ended December 31, 2020 incorporated by reference in this prospectus and registration statement of which this prospectus is a part have been audited by Kost Forer Gabby & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 12 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

ir@rekor.ai

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the Commission on March 12, 2021);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 (filed with the Commission on May 10, 2021 and August 16, 2021, respectively);

•

our Current Reports on Form 8-K (filed with the Commission on February  9, 2021, March 1, 2021, July  1, 2021, August  9, 2021, August  19, 2021 (as amended by Current Reports on Form 8-K/A filed with the Commission on August  23, 2021 and September  14, 2021) and September 15, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38338) filed on January 8, 2018 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) after the date of the initial filing of the registration statement of which this prospectus forms a part shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.rekor.ai under the heading “Company—Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus or any prospectus supplement unless specifically incorporated herein by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement free of charge upon request for such documents in writing or by telephone at the following address:

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

ir@rekor.ai

2,186,931 SHARES

COMMON STOCK

PROSPECTUS

Neither we nor the selling stockholders authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

Amount to be paid
SEC registration fee	$2,515.86
Legal fees and expenses	$40,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous	$10,000.00

Total	$62,515.86

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our Amended and Restated Certificate of Incorporation, as amended, includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See also the section entitled “Undertakings” set forth below.

Item 16. Exhibits.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Certificate of Incorporation of Rekor Systems, Inc (formerly known as Novume Solutions, Inc.) as filed with the Secretary of State of Delaware on August 21, 2017.	8-K	333-216014	3.1	8/25/17

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Rekor Systems, Inc. as filed with the Secretary of State of Delaware on April 30, 2019.	8-K	001-38338	3.1	4/30/19

3.3	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Rekor Systems, Inc. as filed with the Secretary of State of Delaware on March 18, 2020.	8-K	001-38338	3.1	3/18/20

3.4	Amended and Restated Bylaws of Rekor Systems, Inc..	8-K	001-38338	3.2	4/30/19

5.1	Opinion of Crowell & Moring LLP.					X

10.1*	Share Purchase Agreement, dated August 6, 2021, by and among Rekor Systems, Inc., Waycare Technologies Ltd, the sellers named therein, and Shareholder Representative Services LLC, solely in its capacity as the representative of the sellers.	8-K	001-38338	10.1	8/9/21

23.1	Consent of Friedman LLP, independent registered public accounting firm of Rekor Systems, Inc.					X

23.2	Consent of Kost Forer Gabby and Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm of Waycare Technologies Ltd.					X

23.3	Consent of Crowell & Moring LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this registration statement).					X

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant shall furnish supplemental copies of any such omitted schedules and exhibits to the SEC upon request.

Item 17. Undertakings.

The	undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert A. Berman and Eyal Hen, or each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on October 29, 2021.

REKOR SYSTEMS, INC.

By:	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer, Executive
Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Berman	Chief Executive Officer, Executive Chairman and	October 29, 2021
Robert A. Berman	Director (Principal Executive Officer)

/s/ Eyal Hen	Chief Financial Officer (Principal Financial Officer	October 29, 2021
Eyal Hen	and Principal Accounting Officer)

/s/ Paul de Bary	Director	October 29, 2021
Paul de Bary

/s/ Richard Nathan	Director	October 29, 2021
Richard Nathan

/s/ Glenn Goord	Director	October 29, 2021
Glenn Goord

/s/ David Hanlon	Director	October 29, 2021
David Hanlon

/s/ Steven D. Croxton	Director	October 29, 2021
Steven D. Croxton

II-4